EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form SB-2 (Registration No. 333-140234) of our report dated March 15, 2007 relating to financial statements of Wireless Ronin Technologies, Inc. as of and for the years ended December 31, 2005 and 2006, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
May 15, 2007